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                                                                   Exhibit 10.11

THIS AGREEMENT is signed on November 8, 2001 and is notarised on      , 2001

BETWEEN: THE PERSONS LISTED IN SCHEDULE 1

WHEREAS:

(A) The Shareholders and a third party entered into an Association Agreement dated 28th April 2000 (the "ASSOCIATION AGREEMENT") concerning the establishment of the Licensee as their joint venture vehicle for the purposes of participating in the Auction.

(B) The Shareholders entered into a shareholders' agreement on August 23, 2000 relating to their shareholdings in "Marabu" Vermogensverwaltung GmbH. ("Licensee"). Licensee was subsequently renamed to Group 3G UMTS GmbH.

(C) The Shareholders have contributed their shareholdings in Licensee to ORLA Siebzehnte Vermogensverwaltungs GmbH, subsequently renamed to Group 3G UMTS Holding GmbH ("the Company") which now owns all shares in Licensee. The Parties shall by signing this Shareholders Agreement replacing the current Shareholders Agreement dated August 23, 2000. Subsequently, the Shareholders' Agreement dated August 16, 2000 relating to the Licensee is no longer needed and shall, for the avoidance of doubt, be terminated with immediate effect.


(D) The Shareholders agreed on August 23, 2000 (public deed no. 129/2000 of Notary Dr. Wamister, Basle, Switzerland) to conclude a Shareholders Agreement in relation to the Company in the same terms and conditions as agreed by the Shareholders in the shareholders agreement concerning the Licensee. The Shareholders therefore enter into this Shareholders Agreement ("the Agreement").

(E) Licensee obtained a License to operate a UMTS/IMT-2000 network in Germany from the Regulatory Authority for Telecommunications and Posts (RegTP) dated September 6, 2000.

(F) The Parties acknowledge that TICSA is currently involved in a procedure of merging with Telefonica Moviles Espana, S.A., a wholly owned subsidiary of Telefonica Moviles, S.A. This situation was expressly notified by TICSA to Sonera by letter dated on 20 June, 2001.

(G) Sonera Corporation (herein referred as "Guarantor") has agreed to guarantee the obligations of its Guaranteed Shareholder under this agreement.

(H) The Shareholders are signing simultaneously a Shareholders Support Deed, which is attached as Schedule 3 herein.

IT IS AGREED as follows:

It is clearly understood and agreed among the Parties that any consolidation transaction in Germany involving any company belonging to Telefonica Moviles Group will not be affected by any provision of this Agreement, as far Sonera's participation in the Company is exchanged for a direct or indirect participation in a wireless operator in Germany and the value of such participation is equal or higher than the value of the foregone stake in the Company as appraised by an independent valuation from a world wide recognised investment bank.

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1.     DEFINITIONS AND INTERPRETATION

1.1    DEFINITIONS

       In this Agreement:

       "ACCOUNTING PERIOD"              means, unless otherwise agreed, the
                                        period commencing on January 1st in any
                                        year and ending on December 31 in the
                                        same year or such other accounting
                                        period as may be adopted by the Company;

       "ADVISORY BOARD"                 means the advisory board of the Company
                                        to be established pursuant to the
                                        Articles of Association;

       "ADVISORY BOARD MEMBER"          means those persons at the relevant time
                                        who were appointed by the Shareholders
                                        in accordance with the Articles of
                                        Association to the Advisory Board;

       "AFFILIATE"                      Has the meaning as defined in Section
                                        15 of the German Stock Corporation Act
                                        (whereby a 50% participation qualifies
                                        as being majority owned);

       "AGREED FORM"                    in relation to any document means that
                                        document in a form agreed by the
                                        Shareholders and initialled for the
                                        purposes of identification by or on
                                        behalf of the Shareholders;

       "AGREEMENT"                      means this Shareholders Agreement;

       "ARTICLES OF ASSOCIATION"        means the Articles of Association of the
                                        Company, in the Agreed Form, adopted by
                                        the Company in accordance with clause
                                        2.1(B);

       "AUCTION"                        means the Auction for third generation
                                        mobile telephony spectrum licences
                                        pursuant to section 11 (4) of the German
                                        Telecommunications Act and as described
                                        in the Rulings;

       "BUDGET" means from time to time the budget for the Company and its Subsidiaries for each Accounting Period adopted by the Company in accordance with this Agreement;

       "BUSINESS"                       means the business of the Company, as
                                        more particularly described in Clause
                                        2.1

       "BUSINESS DAY"                   means a day (other than a Saturday or

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                                        Sunday) on which banks are open for
                                        business (other than solely for trading
                                        and settlement in euro) at the seat of
                                        the Company;

       "BUSINESS PLAN"                  means the business plan of the Company
                                        reflecting the business plans of
                                        Licensee and all other Subsidiaries for
                                        the period up to and including twenty
                                        years, in the Agreed Form and any
                                        subsequent or amended business plan for
                                        these companies prepared in accordance
                                        with clause 6 and adopted by the Company in accordance with this Agreement;

       "COMPANY"                        means Group 3G UMTS Holding GmbH, , a
                                        German limited company registered under
                                        HRB 138 838 at the Commercial Register
                                        of the local court of Munich with its
                                        registered seat in Munich;

       "COMPULSORY OFFER"               has the meaning set out in clause
                                        4.2(A);

       "COMPULSORY TRANSFER NOTICE"     has the meaning set out in clause 4.2(B)

       "CONTROL"                        in relation to a corporate body means
                                        the ability of a person to ensure that
                                        the activities and business of that
                                        corporate body are conducted in
                                        accordance with the wishes of that
                                        person, and a person shall be deemed to
                                        have Control of a corporate body if that person possesses or is entitled to acquire the majority of the share capital issued or the voting rights in that corporate body or the right to receive the majority of the income of that corporate body on any distribution by it of all of its income or the majority of its assets on a winding up;

       "COSTS"                          has the meaning set out in clause
                                        2.6(A);

       "DIRECT COMPETITOR"              means any entity which operates
                                        telecommunication networks or which
                                        provides telecommunication services;

       "EURIBOR"                        shall be set in reference to Telerate
                                        page 248 (or any applicable substitute
                                        page).

       "FAIR MARKET VALUE"              in relation to any Shares means the
                                        value of those Shares determined in
                                        accordance with Schedule 2 (Fair Market
                                        Value);

       "GERMAN GAAP"                    means sound accounting practice
                                        according to the German Commercial Code;

       "GROUP" in relation to any person (the "relevant person"), means (i) the Ultimate Parent

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                                        Company and Subsidiaries for the time
                                        being of the relevant person, and (ii)
                                        any Subsidiary of any such Ultimate
                                        Parent Company, provided that where used in connection with the Company the term "Group" shall mean the Company and its Subsidiaries;

       "GUARANTEED SHAREHOLDER"         means, in respect of a Guarantor, the
                                        Shareholder listed in Schedule 1 (Part
                                        B) set opposite the name of that
                                        Guarantor or any permitted transferee of the Shares held by such Shareholder in accordance with the terms of this agreement or the Articles of
                                        Association;

       "GUARANTORS"                     means the persons listed in Column 1 of
                                        Schedule 1 (Part B);

       "LICENCE FEE"                    means the amount paid by the Licensee at
                                        the request of RegTP after the end of
                                        the Auction and before the Licence is
                                        granted.

       "LICENCE"                        means a licence for the operation of
                                        transmission paths for the offer of
                                        publicly available third generation (3G) mobile radio (UMTS/IMT-2000) services in the territory of the Federal Republic of Germany issued in accordance with the Rulings;

       "LICENSEE"                       means Group 3G UMTS GmbH, a 100%
                                        subsidiary of the Company, a German
                                        limited company registered under HRB
                                        138839 at the Commercial Register of the Local Court of Munich with its registered seat in Munich.

       "MANAGING DIRECTORS              means the managing  director(s) of the
       (GESCHAFTSFUHRER)"               Company appointed pursuant to German
                                        law;

       "MVNO AGREEMENT"                 means any agreement entered into between
                                        the Company and any MVNO;

       "MVNO OPERATIONS"                the business proposed to be carried on
                                        by a MVNO utilising the spectrum granted to the Company pursuant to any Licence;

       "MVNO" means a mobile virtual network operator utilising or proposing to utilise the Network;

       "NETWORK"                        means the Germany third generation
                                        mobile telephony network to be built,
                                        operated and developed by the Company in order to exploit the bandwidth covered by the Licence;

       "OPCO" means OpCo Mobile Services GmbH, a German limited company registered under HRB 13 90 71 at the local court of Munich with its registered seat in Munich, a 100%

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                                        subsidiary of the Company;

       "PERCENTAGE INTEREST"            means the number of Shares held by a
                                        Shareholder, expressed as a percentage
                                        of the total number of Shares;

       "REGTP" means "REGULIERUNGSBEHORDE FUR TELEKOMMUNIKATION UND POST" (the German Regulatory Authority for
                                        Telecommunications and Posts);

       "RESERVED MATTERS"               means in any matter designated as such
                                        in this Agreement;


       "RULINGS"                        means the general administrative orders
                                        ("ALLGEMEINVERFUGUNGEN") set forth in
                                        Ruling 13/2000 (BK-1b-98/005-1) and
                                        Ruling 14/2000 (BK-1b-98/005-2) by the
                                        President's Chamber of the RegTP dated
                                        18th February, 2000, published in the
                                        Official Journal of the RegTP No. 4/2000 of 23rd February, 2000;

       "SHAREHOLDER AND/OR PARTY"       means the persons listed as such in
                                        Schedule 1 (Part A) and any other person to whom the benefit and burden of this agreement is extended pursuant to the Articles of Association;

       "SHAREHOLDER CONTRACT"           means any contract or arrangement
                                        between any Shareholder (or any member
                                        of a Shareholder's Group) and the
                                        Company (or a member of its Group) and
                                        any variations or amendments to any such contracts or arrangements;

       "SHARES" The shareholders' equity interests in the Company, each 50,00 Euro granting one vote;

       "SUBSIDIARY"                     means a company which is under the
                                        Control of another company;

       "ULTIMATE PARENT COMPANY"        in relation to a Shareholder means the
                                        person (if any) which is not itself
                                        subject to Control but which has Control of that Shareholder, either directly or through a chain of persons each of which has Control over the next person in the chain. In relation with Sonera 3G
                                        Holding, it is understood that the
                                        Ultimate Parent Company is Sonera
                                        Corporation.

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1.2      INTERPRETATION

         In construing this Agreement, unless otherwise specified:

(A) references to clauses and schedules are to clauses of, and schedules to, this Agreement;

(B)      use of any gender includes the other genders;

(C) references to a "PERSON" shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

(D) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted except to the extent that any amendment or modification made after the date of this agreement would increase or alter the liability of any of the Shareholders under the Warranties;

(E)      references to times are to Germany times;

(F) a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented (other than in breach of the provisions of this Agreement) at any time;

(G) headings and titles are for convenience only and do not affect the interpretation of this Agreement;

(H) references to this Agreement are to the Agreement as amended from time to time in accordance with its provisions;

(I) references to "EURO" or "E" shall be construed as the official EMU single currency; and

(J) references herein to a Shareholder being obliged to procure that another person shall do something or shall not do something shall, where that Shareholder is able to exercise voting rights and other powers of control in relation to that person, be deemed to require that such Shareholder does so exercise such rights and powers so as to procure that such person does or does not do such thing, as appropriate.

1.3      SCHEDULES

         The schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the schedules.

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2.       STRUCTURE

2.1      STRUCTURE AND BUSINESS OF THE GROUP

         (A) The business of the Company shall be the holding of shares in Licensee, OpCo and other companies involved in the GSM/GPRS and UMTS business in Germany.

         (B) The Shareholders commit to amend the Articles of Association of the Company so as to meet the requirements of this Agreement, before December 31, 2001.



         (C)      Percentage interests

         As at the date hereof the Percentage Interest of each Shareholder is as identified in Column (vii) of Part (A) of Schedule 1.



2.2      GSM/GPRS SERVICES



                  The Shareholders agree to do their best efforts to launch, through the Company and its subsidiaries, GSM/GPRS services in the German market before January 1st, 2002. For these purposes, a MVNO may be established either as a business unit of Licensee or as a separate legal entity to be acquired or incorporated by the Company or Licensee. In such a case, the MVNO shall be named and branded in accordance with clause 2.3 herein.


2.3      BRANDING

                   On October 4th, 2001 the Advisory Board of the Company
                  resolved the adoption of the brand "QUAM" as commercial brand and trademark for the Company's services in Germany. The Parties will negotiate on the terms and conditions regarding the authorisation to the Company and its subsidiaries to use the above referred brand and trademark within the territory of Germany and internet, either by way of licensing the use of such a brand in favour of the Company or by way of transferring the Company the ownership of the above referred brand.

                  In any case, any further modification regarding the brand will be approved by the Advisory Board by simple majority of all its members.

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2.4.     IPO


         It is the current intention of the Shareholders that there should be initial public offering (an "IPO") of the Company 5 years after the date of the award of the Licence, subject to market conditions and commercial and technical viability. The Shareholders will use their respective best efforts to ensure that the right of TICSA to propose the CEO of the Company (so long as TICSA has at the time of the IPO the right to nominate the CEO pursuant to clause 3) and certain technical decisions, shall be preserved following an IPO (to the maximum extent permissible in accordance with all relevant laws and listing regulations), provided that the TICSA 's Percentage Interest is not diluted vis-a-vis Sonera to any material extent as part of the IPO and to the extent that it is permitted by the applicable laws and regulations.

         In case IPO cannot be executed within the period stated above, then Sonera and Telefonica Moviles, S.A., as agreed under the Letter of Agreement dated on 3rd October, 2001, shall use their best efforts to make Sonera's shares in the Company tradable or exchange them into tradable shares.

          2.5     RESTRICTIONS TO TRANSFER THE SHARES

         From the date of execution of this Agreement and up to 17th August 2002, each of the Shareholders is free to transfer its shares to a third party subject to the prior written approval from the Advisory Board, which can not be unreasonable withheld or delayed. From the above referred date, each of the Shareholders shall be entitled to transfer its shares to a third party. In any case, any transfer of shares to a third party will be subject to the third party adhering to this shareholders agreement and assumes all the obligations and liabilities of the transferring Shareholder. In case a third party becomes a shareholder of the Company, the Parties will previously amend this Agreement in order to eliminate the Put Option provision (as defined in Clause 4.3 hereof), preserving, in any case and as far as practicable, the rights of each of the Parties as agreed herein.

         The transfers are subject to the pre-emption right of the non transferring Shareholder. The Articles of Association shall be amended accordingly.

         In any case, as a general principle, any transfer of Company' shares will be subject to any and all regulatory approvals, as the case may be required.



2.6      COSTS

         (A) For the purposes of this clause "COSTS" means all actual out-of-pocket costs and expenses of whatsoever nature (excluding executive or management time, hotel, travel, subsistence and other related costs which shall be borne by each party) incurred by or on behalf of the Company or its Subsidiaries (duly justified) in connection with, the acquisition of the Licence and the start up of the German UMTS activities, including, without limitation, the fees of its legal, financial and technical consultants and/or advisers together with any rents and/or other office expenses incurred by or on behalf of the Company and/or its subsidiaries.

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         (B)      Subject to clause 13 the Costs shall be borne and, after
                  incorporation of the Licensee, Opco and the Company and up to 31 December 2000, paid on behalf of the relevant entity, by each Shareholder in accordance with its Percentage Interest. If the Percentage Interests of the Shareholders vary, the Costs shall be borne by each Shareholder in accordance with its Percentage Interest as of the accrual date (Provided that if a Shareholder ceases to be Shareholder, it shall remain liable to bear an amount of the Costs incurred up to the date of its ceasing to be a Shareholder pro rata its original Percentage Interest).

         (C) The initial Costs incurred by or on behalf of the Company, Licensee or OpCo and paid by the Shareholders on behalf of the respective entity up to Dec. 31, 2000 shall be determined by the Advisory Board. All Costs incurred by the Company, Licensee or OpCo after Dec. 31, 2000 shall be born and paid by the Company, Licensee or OpCo, as the case may be.



3.       CORPORATE GOVERNANCE

3.1 ISSUES IN ADDITION TO THE ARTICLES OF ASSOCIATION, I.E. APPOINTMENT OF MANAGING DIRECTOR, ADVISORY BOARD MEMBER, ETC.

         (A) The Company will be managed on a day-to-day basis by one or more Managing Directors (as the Advisory Board may unanimously agree from time to time, and which may, without limitation include, a chief financial officer and chief technical officer, as set forth in subsections (E) and (F) below). If the Company has more than one Managing Director, one Managing Director shall be the chairman of the management board (VORSITZENDER DER GESCHAFTSFUHRUNG - referred to herein as "CEO") and shall have the special rights set forth in subsection (D) below. The Advisory Board shall appoint the Managing Director nominated by TICSA by simple majority of all members of the Advisory Board (if the Company has only one Managing Director) or the CEO nominated by TICSA (if the Company has more than one Managing Director).

         (B) The appointment, term of office, powers, duties and remuneration of the Managing Directors and the CEO, as well as any rules of procedure for the management (GESCHAFTSORDNUNG FUR DIE GESCHAFTSFUHRUNG) will be determined by the Advisory Board by simple majority of all members of the Advisory Board



         (C) The sole Managing Director or the CEO (as the case may be) will have to the maximum extent permitted by German Law the powers and responsibilities conferred to him under applicable law, the Articles of Association of the Company and any rules of procedure for the management as resolved from time to time by the Advisory Board by simple majority of the Advisory Board. However, it is hereby agreed in principle that he will be responsible for:

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                  (i)      the management of all activities of the Company and
                           its subsidiaries and subsidiary undertakings in the conduct of the Business in accordance with the Business Plan;

                  (ii) the general administration of the Company and its subsidiaries and subsidiary undertakings;

                  (iii)    implementation of the Business Plan; and

                  (iv) provision to the Advisory Board of information relating to all major activities of the Company and its subsidiaries and subsidiary undertakings.

         (D) The sole Managing Director or the CEO of the Company, as the case may be, shall be entitled to exercise all shareholder rights in any controlled subsidiaries (convening shareholders' meetings, appointment of managing director etc.). The Shareholders agree that the Articles of Association of any controlled subsidiaries shall provide for a list of approval requirements in order to reserve the Subsidiaries' corporate governance to the Company in the form set in Schedule 4.

         (E) The Advisory Board may appoint by simple majority of all members of the Board a chief financial officer as a further Managing Director who:

                  (i) will be responsible for the day-to-day management of the financial affairs of the Company and the supervision of the financial affairs of its subsidiaries; and

                  (ii) will be proposed by the sole Managing Director or by the CEO, as the case may be.

         (F) The Advisory Board may appoint by simple majority of all members of the Board a chief technical officer as further Managing Director who:

                  (i) will, subject to clause 3.1(H), be responsible for the day-to-day management of the technical affairs of the Company and the supervision of the technical affairs of its subsidiaries and the implementation of the technology policies of the Company; and

                  (ii) will be proposed by the sole Managing Director or by the CEO, as the case may be.

         (G) If the Company has more than one Managing Director, the following provisions shall apply:

                  (i) subject to the provisions contained in this clause 3.1, the Managing Directors shall be jointly responsible for the management of the Company;

                  (ii) each Managing Director shall be responsible for the matters assigned to him by the Advisory Board;

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                  (iii)    the CEO shall in any event be responsible for the
                           general strategic planning and development and the personnel matters of the Company and all other matters which have not been specifically assigned by the Advisory Board to any of the other Managing Directors;

                  (iv) the CEO shall have the right to propose other senior employees of the Company and its subsidiaries subject to simple majority decision of all members of the Advisory Board; and

                  (v) all Managing Directors (other than the CEO) and other senior employees shall report to the CEO.

         (H) TICSA will have the right to propose the Chairman of the Advisory Board, to be approved by simple majority of all of the members of the Advisory Board.

         (I) Concerning technical decisions, the following provisions shall apply:

                  (i) TICSA shall be entitled to propose all technical decisions to be made by the Company, the Licensee and/or any subsidiaries in respect of 3G infrastructure platforms and systems which shall be decided by simple majority of all members of the Advisory Board.

                  (ii) the Advisory Board shall procure that a technical working group comprising a representative of each Shareholder is constituted to assist the technical decisions made pursuant to this clause

3.2               Advisory Board and Shareholders' Resolutions

         (A) The Advisory Board and the Shareholders Assembly shall take their respective decisions by simple majority, except with respect to Shareholders Assembly as per clause 3.2 D) below.. The members of the Advisory Board/Shareholders (as the case may be) will take all necessary steps in order to pass any shareholders' resolution on any subject, even if any other supermajority requirements under German company law are required, expressly stated in Clause 3.2 (D) below.

         (B) The Company shall have an Advisory Board consisting of up to five members.

                          As long as TICSA and SONERA remain a sole shareholder in the Company and unless otherwise agreed between the Parties, each 20% stake will determine the right to appoint one member in the Company's Advisory Board, according to the following rule:Each 20% stake will be fully attributed to each Party up to their respective percentages in the Company. The remaining 20% stake not being totally attributable to any Shareholder, will be attributed in favour of the Party holding a higher outstanding shareholder interest within the above mentioned 20% remaining stake.


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         In addition to what is required under the German law the Advisory Board shall receive Management reports, the frequency of which it shall decide by simple majority of the members of the Advisory Board.


         (D) The following matters which shall be subject to a supermajority decision of 75% in the Shareholders Meeting :

                  (i) Capital reductions, unless expressly required by applicable law;

                  (ii)     Distribution of profits and dividends;

                  (iii)    Liquidation ;

                  (iv) Mergers, provided however that if the value of Sonera's shares in the resulting entity is greater or equal to the value of its stake in the Company, as appraised by an independent valuation from a world-wide recognised investment bank, Sonera's consent shall not be withheld;

                  (v) Capital increases (excluding contributions in kind), provided however that Sonera shall consent to any capital increase which is required by the Business Plan (as stated under Sec. 5.2. (A) herein) and /or required due to conversion into equity of any shareholders' loans] Capital increases shall happen at Fair Market Value. Sonera shall be obligated to participate and vote in favour of any capital increase or other corporate decision-making of the Company, which may be necessary from time to time to formalise such a capital increase. Further Sonera may, at its sole discretion, elect to participate in capital increases different of the ones caused by the conversion of shareholders loans, in compliance with the applicable law and in the best business interest of the Company.

         It is the Shareholders' intention to get vendor or other long-term third party' financing.

4        CHANGE OF CONTROL AND ITS CONSEQUENCES

4.1      CHANGE OF CONTROL

         (A) Subject to sub-clauses (B) and (C) below, a change of Control (a "CHANGE EVENT") shall occur for the purposes of this agreement where:

                  (i) a person acquires Control of a Shareholder where no person previously had Control of that Shareholder; or

                  (ii) the Ultimate Parent Company of a Shareholder ceases to have Control of that Shareholder; or

                  (iii) a person acquires Control of the Ultimate Parent Company of a Shareholder; or


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                  (iv)     a person who is not under the Control of the Ultimate
                           Parent Company of a Shareholder acquires Control of that Shareholder; or

                  (v) a Shareholder or the Ultimate Parent Company of a Shareholder merges with any company or other entity (other than with another Shareholder or member of its Group) and, as a result of such merger, the Shareholder or Ultimate Parent Company (as the case may be) lose its control;

                  in each case where the person who becomes in Control, or in case of subsection (v) the other company or entity, is a Direct Competitor of the other Shareholder, the Company and/or Licensee.

         (B) A body corporate (the "ACQUIRING COMPANY") is not to be treated as acquiring Control of another body corporate (the "TARGET COMPANY") where the acquiring company issues shares in itself to the shareholders of the target company in exchange for the shares in the target company and, after such exchange:

                  (i) each person who immediately before the exchange was a shareholder of the target company is a shareholder of the acquiring company; and

                  (ii) the shares in the acquiring company are of the same classes as were the shares in the target company immediately before the exchange; and

                  (iii) the number of shares of any particular class in the acquiring company bears the same proportion to all the shares in the acquiring company as the number of shares of that class in the target company bore to all the shares in the target company immediately before the exchange; and

                  (iv) the proportion of shares of any particular class in the acquiring company held by any particular shareholder is the same as the proportion of shares of that class in the target company held by him immediately before the exchange.

         (C) The provisions of this clause 4 shall not apply where the acquiring company is a Shareholder or a member of such Shareholder's Group or the Shareholders transfer the Shares to a wholly owned holding company for tax or strategic purposes.

         (D) A Change Event shall be deemed to have occurred when a binding agreement has been signed in relation to any of the transactions listed under 4.1 (A), provided that all regulatory approvals for such agreement have been obtained and all conditions to closing have been met.


4.2      CALL OPTION

         (A) If a Change Event occurs in relation to any Shareholder (the "OFFERING SHAREHOLDER"), the Offering Shareholder shall be deemed to have offered all of its Shares (the "SPECIFIED SHARES") to the other Shareholder, provided the other shareholder holds an interest exceeding 50% of the shares in the Company (the "RECIPIENT"), on the terms and subject to the provisions of this clause 4.2 (the "COMPULSORY OFFER"). Such Compulsory Offer shall be legally binding on the Offering Shareholder, which shall be obliged to use its best efforts to assure this commitment under any appropriate legal procedure as stated under German law.

         (B) The Recipient may give notice to the Offering Shareholder ("COMPULSORY TRANSFER NOTICE") requiring a determination of the Fair Market Value of the Specified Shares.

         (C) The Shareholders shall determine or procure the determination of the Fair Market Value of the Specified Shares as at the closest practicable date immediately prior to the date of the Compulsory Transfer Notice (as the case may be) without undue delay after the giving of the Compulsory Transfer Notice.

         (D) Within ten Business Days after the date on which the Fair Market Value of the Specified Shares is determined, the Recipient may indicate by written notice (the "ACCEPTANCE NOTICE") to the Offering Shareholder that it is willing to accept the Compulsory Offer pursuant to clause 4.2(A) at the Fair Market Value ("Call Option").

         (E) If the Recipient so accepts the Compulsory Offer it shall be obliged to formally accept the Compulsory Offer, in notarial form, and the Offering Shareholder and the Recipient shall be obliged to complete the purchase and transfer of the Specified Shares free from encumbrances and with the rights attaching to them as at or subsequent to the closest practicable date immediately prior to the date of the Compulsory Transfer Notice within ten Business Days after the date of the Acceptance Notice, in each case in accordance with the Acceptance Notice and the provisions of clause 4.

         (F) Without prejudice to the above, the Recipient shall have the right to designate a third party (hereinafter referred to as "Third Party") of its choice, which is entitled to accept the Compulsory Offer instead of the Recipient and to purchase the Specified Shares subject to the terms and conditions set forth in this clause 4. For the avoidance of doubt, the Third Party shall assume all rights and obligations of the Recipient under this clause 4 and shall be solely liable for the payment of the purchase price as determined under clause 4. (C). The Recipient shall notify the Offering Shareholder in writing of such Third Party when making the Compulsory Transfer Notice.

         (G) The Fair Market Value of the Specified Shares will be determined according to what is stated in Clause 4.3 (B) below.


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         4.3      CALL AND PUT OPTION DUE TO REGULATORY IMPLICATIONS OF A
                  CHANGE EVENT

         (A)      In the event that:

                  (i) a Change Event occurs in respect of a Shareholder or its Ultimate Parent Company, where the person acquiring Control following such Change Event (or in the case of subsection 4.1(A)(v) the other company or entity) already holds an UMTS and/or GSM licence in Germany and will maintain such licence after the Change Event; and

                  (ii) the Company has received written information, requirement or recommendation from RegTP that RegTP will revoke the License granted to the Company (the "RegTP-Letter") unless the Offering Shareholder ceases to be a shareholder of the Company or an Affiliate of a Shareholder ceases to be an Affiliate of such Shareholder then the following shall apply:

                           (a) the Recipient shall have a Call Option regardless of the seize of its interest in the Company and shall have the right to acquire the Specified Shares at a price determined pursuant to the terms and conditions set forth in clause 4.3 (B) below;

                  (b) the Offering Shareholder, provided he was a Shareholder of the Company as of September 1, 2000 and further provided his interest in the Company is smaller than 51%, shall have the right to sell all the Specified Shares to the Recipient, which will have the obligation to acquire such shares or to cause a Third Party to acquire them pursuant to the terms and conditions set forth in clause 4.3 (B) below (the "Put Option"). As long as Sonera has a Company's interest below 51%, the exercising of the Put Option will be subject to Sonera's fulfilment of its obligations under the Shareholders Support Deed (attached as Schedule XX).


                  (B) In cases 4.3 (A)(a) and 4.3 (A)(b) the considerations payable for the Specified Shares shall be determined as follows:

                  The total price to be paid for the Specified Shares shall be equal to the Fair Market Value of the Company ("Enterprise Value"), as appraised by an independent valuation as described in the Attached Schedule 2), less any outstanding indebtedness (including shareholders' loans) of the Company (the "Net Equity"), multiplied by the Offering Shareholder's Percentage Interest at the time of the exercise of the Put Option. If the Company's Net Equity is below zero, the Offering Shareholder will be transferring the Specified Shares to the Recipient at a price of EURO 0,00 with no further liabilities.

                  In case the shareholders loans provided by the Shareholders (direct or indirectly) for the payment of the License fee are not converted into equity at the time of Sonera exercising the Put Option, then those loans shall be taken into consideration as if they had been converted into equity at the same rate as the initial equity contribution for the License, for the purposes of determining the Fair Market Value of the equity.


4.4      EFFECT OF TRANSFER

         A person who has ceased to be a Shareholder, pursuant to the operation of this clause 4, shall cease to be a party to this Agreement, save where stated to the contrary, but shall remain liable to the Company and other Shareholders for all amounts payable under this agreement and accrued at the date of such transfer. In any case, in the event of a Shareholder withdrawing from this Agreement in accordance with the foregoing clauses, the provisions regarding Costs (clause 2.6), , announcements (clause 12 (F)), confidentiality (clause 12 (A), (B),
         (C), (D) (E)), governing law (clause 20) and disputes (clause 19) shall survive such termination or withdrawal.


5. FUNDING

5.1      PAYMENT FOR LICENSE

         The Shareholders shall make the payment of their respective pro-rata portion of the License fee by way of equity and/or shareholders' loans. These shareholders' loans will be considered as a permanent funding to the Company and shall be converted into equity in compliance with the applicable law. The Parties will use their best efforts to find a suitable solution as soon as practicable regarding such a conversion into equity.


5.2      BUSINESS PLAN FUNDING

         (A) The Shareholders will from time to time, but shall be under no obligation to, provide funding to the Company in the proportion equal to their respective Percentage Interest if requested by the Advisory Board from time to time Such request by the Advisory Board shall be:

         (i) in accordance with the Business Plan or Budget (as the case may be); and

                  (ii) made in writing specifying the amount requested and the timing of such payment.

         (B) Amounts requested pursuant to clause 5.2 (A) may (in the absence of an unanimous agreement of the Shareholders otherwise) be funded (i) by way of equity contributions (payment into the capital reserves pursuant to Sec. 272 para. 2 no. 4 German Commercial Code) or capital increases observing the principles adopted for capital increases and/or
                  (ii) by way of Shareholder loans.

5.3      CONSEQUENCES OF FAILURE TO PROVIDE THE BUSINESS PLAN FUNDING

         (A) If a Shareholder elects not to provide funds pursuant to clause 5.2 (a "NON-FUNDING SHAREHOLDER"), substitute funding may be provided by the other Shareholder, by way of shareholder loan or equity.

         (B)      If after written notice in addition to the notice according to
                  Section 5.3 (A)(ii) to the Non Funding Shareholder the Company has not received the entire amount payable by the Non Funding Shareholder within ten Business Days, then

                  (i) the other Shareholder may at its sole discretion contribute the outstanding amount of that Non Funding Shareholder, within 10 Business Days of the date of such demand (or such shorter period as is necessary in order that the Company may meet its payment); and

                  (ii) if the other Shareholder ("Substitute Funding Shareholder") contributes the amount outstanding from the Non Funding Shareholder and, in case of funding through shareholder loans, if the Substitute Funding Shareholder elects to convert the shareholder loan into equity of the Company, then the Percentage Interest of the Non Funding Shareholder shall be diluted in favour of the Percentage Interest of the Substitute Funding Shareholder based on the following formula (the "Dilution Formula"):

                  (a) The registered share capital of the Company shall be increased pro rata to the quotient of the Fair Market Value of the equity (to be determined according to the attached Schedule 2 at the time the funding is made and, in case of shareholder loans, at the time of the conversion of the shareholder loan into equity) plus the total amount of the funding contributed by the Substitute Funding Shareholder divided by the Fair Market Value of the equity. [Example: If the Fair Market Value of the equity is 10 bn, share capital is 250 Mill. and the funding contributed by the Substitute Funding Shareholder 1 bn, then the existing registered capital will be increased from 250 Mill. to 275 Mill, from 100 Mill to 110 Mill, if the share capital would be 100 Mill.].

                  (b)      All shares issued in such capital increase
                           [Example: 25 Mill] shall be subscribed by the Substitute Funding Shareholder, the Non Funding Shareholder hereby waiving its subscription rights. As a result of the capital increase, the Percentage Interest of the Substitute Funding Shareholder [Example: 57,2%] shall be increased to an amount equal to the quotient of the current share capital of the Substitute Funding Shareholder [Example: 143 Mill or if share capital is 100 Mill, 57.8 Mill] plus the additional shares subscribed in the capital increase [143+25=168 Mill. or 57.8+10=67,8 ] divided by the increased total share capital [Example: 168:275/or 67,8:110= ca. 61%] ("Increased Percentage Interest"). Such Increased Percentage Interest shall then replace the Percentage Interest of the Substitute Funding Shareholder where applicable throughout this Agreement, being reduced the Non Funding Shareholder Percentage Interest accordingly.

                  (c)      In case the Dilution Formula, as defined in sections
                           (a) and (b) above, cannot be implemented due to any negative tax and/or legal implications, the relevant shareholder loan will be taken into consideration at its book value in order to asses the relevant dilution of the Non Funding Shareholder. For these purposes, the Shareholders will do their best efforts in order to achieve an effective and suitable solution, assessing the relevant dilution of the Non Funding Shareholder. In any case, the Substitute Funding Shareholder may elect at its free discretion, by giving written notice to the Non Funding Shareholder, either to acquire, at nominal value, as many of the existing shares of the Non Funding Shareholder [Example: 10 Mill. of 250 Mill.] as necessary to achieve the Increased Percentage Interest in the Company or any other alternative suitable for the Substitute Funding Shareholder.

                           If the dilution mechanism described above triggers the dilution of the Non Funding Shareholder's interest below a minimum of 10%, then the Substitute Funding Shareholder shall have a call option to acquire all of the remaining Non Funding Shareholder's shares at a price equal to the Fair Market Value of those remaining shares.

                  Regardless of its existing interest or its rights under the Articles of Association, the Non Funding Shareholder shall be obligated to participate and vote in favour of any capital increase or other corporate decision-making of the Company, which may be necessary from time to time to achieve the corporate structure as contemplated by the provisions of this Agreement.


         The rights and remedies described in sections (A) or (B) above shall be the sole rights and remedies of a shareholders in case the other shareholder decides not to contribute funds to the Company.


6        PREPARATION AND ADOPTION OF BUSINESS PLANS AND BUDGETS

         (A) As soon as practicable, the Advisory Board shall adopt the Business Plan and the Budget

         (B) The CEO will submit to the Advisory Board, for its approval by simple majority of all of its members, a reviewed business plan at least thirty Business Days prior to the end of each Accounting Period, such draft business plan covering the three-year period commencing at the end of such Accounting Period. Each draft business plan shall include:

                  (i)      business forecasts;

                  (ii) appropriate explanations of the CEOs' proposed strategy;

                  (iii)    details of the assumptions used; and

                  (iv) financial resources fulfilling the funding requirements of the business plan.

                  At least thirty Business Days prior to the end of each Accounting Period, and in conjunction with the submission of the related Business Plan, the CEO shall submit to the Advisory Board a draft budget for the next following Accounting Period. Each draft budget shall include a detailed breakdown of the following together with details of the material assumptions used:

                  (i) monthly revenue, operating expenses, operating results and net interest expenses;

                  (ii) quarterly capital expenditures and cash flow;

                  (iii) balance sheet as at the end of the relevant Accounting Period and a profit and loss account for that Accounting Period;

                  (iv) expected funding requirements and the proposed methods of meeting those requirements; and

                  (v) cash flow return on investment and other metrics agreed by the Advisory Board.


7  NON-COMPETE COVENANT

(A) Subject to Clause 7 (B) or otherwise approved by the Advisory Board, each Shareholder undertakes with the other Shareholder that it will not and that it will procure that no member of its group will either alone or in conjunction with or on behalf of any other person, do any of the following things:

                  (i) whilst its Percentage Interest is at least 10 per cent. (a "NON COMPETE INTEREST"), establish, be engaged or (except as the holder of securities in a corporate body if such securities are listed on a recognised investment exchange and confer not more than one per cent of the votes which could normally be cast at a general meeting of the corporate body) be directly or indirectly interested in carrying on any other 3G business operating in Germany which requires access to a national or local network;

                  (ii) whilst it holds a Non-Compete Interest, directly or indirectly solicit, in relation to any person to which goods or services are or have been sold by the Company or its subsidiaries in the course of the Business, the custom of that person in respect of similar goods or services;

                  (iii) whilst it holds a Non-Compete Interest, directly or indirectly solicit or entice away from the employment of the Company any of its employees; nor

                  (iv) assist any other person to do any of the foregoing things.

         (B) Shareholder or any member of its Group may operate any particular service without breaching clause 7 (A) provided that:

                  (i) the Shareholder in question has first offered the Company and/or the Licensee and its subsidiaries (as appropriate) reasonable opportunity to agree to act as the network operator and/or service provider for such service (which offer must have been on arm's length commercial terms); and

                           the Company and/or the Licensee and its subsidiaries (as appropriate) shall have declined so to act as the network operator and/or service provider for such service (and provided always that the offering Shareholder shall not be entitled to exercise any of its voting rights in this respect); and

                  (ii) the relevant service is not in direct competition with any service carried on by the Company and/or the Licensee and its subsidiaries,

                  taking into account in any case that the Rulings prohibit a Licensee or its shareholders to act as service provider for another UMTS-Licensee.

         (C) Without prejudice to the above, it is understood and agreed by the Shareholders that, for so long as the Shareholders hold any shares, the Shareholders shall treat the Company as their sole vehicle for the operation, development and provision, in Germany, of telecommunication mobile services, particularly third generation services (UMTS), and any kind of future enhancement of this technology.


         The restriction contained herein shall not affect or prohibit any Shareholder to establish, direct or indirectly, any mobile internet portal, provided that, as long as the exploitation of such internet portal implies the access to a UMTS network, the related contracts will be entered into by any such Shareholder with the Company or its subsidiaries on a priority basis, according to paragraph (B) (i) of this clause.

         For the purposes of this Clause, it is understood that any reference made to any member of a Shareholder Group, being TICSA such a Shareholder, refers to any company belonging to Telefonica Moviles Group.


8  EU-MERGER-CLEARANCE

The Shareholders notified the establishment of the Company with the Commission of the European Communities on October 2000. With letter dated November 17, 2000, the Commission informed the Shareholders that it did not oppose to the notified operation and declared it compatible with the common market and with the EEA Agreement.

9        DURATION OF SHAREHOLDERS' AGREEMENT

         (A) This Agreement shall terminate in respect of a Shareholder upon that Shareholder ceasing to hold Shares but without prejudice to accrued rights and liabilities. Clauses 2.6, 12, 19 and 20 shall continue to apply notwithstanding any such termination within a period of one year from the termination date.

         (B) This Agreement shall terminate in respect of all Shareholders on the expiry of the Licence granted to Licensee (which is currently stated to be 30 years from issuance of the Licence).




10              INTELLECTUAL PROPERTY RIGHTS

         Each Shareholder undertakes with each other Shareholder that it shall provide or procure that the applicable member of its Group shall provide to the Company and/or the Licensee and OpCo such intellectual property rights exclusively owned by that Shareholder or any member of its Group as may be required by the Company and/or the Licensee and OpCo (as the case may be), as far as they need it to develop their own activities, provided that appropriate intellectual property right agreements are negotiated on an arms-length commercial basis in respect of such intellectual property rights.


11              DIVIDEND DISTRIBUTION POLICY

         No dividends shall be declared or paid:

         (A) unless there are sufficient distributable reserves and cash following repayment of all shareholder loans;

         (B) if to do so would be contrary to (i) any direction made by the Advisory Board; or (ii) the Business Plan;

         (C) unless (i) the Company has been the subject of an IPO; or (ii) five years have elapsed since the award of the Licence to the Company, whichever is the first to occur; and/or

         (D) if such declaration or payment will breach any applicable law or regulation then in force and binding on the Company.

12              CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

         (A) Without limiting the generality of any other provision of this Agreement, each Shareholder to this Agreement shall comply with the provisions of the Rulings relating to confidential information.

         (B) Each party shall treat as confidential all information obtained as a result of negotiating and entering into this Agreement or, in the case of a Shareholder, through its interest in the Company or its Business or assets and which relates to:

                (i)      the provisions of this Agreement;

                (ii)     the negotiations relating to this Agreement;

                (iii) the Company, Licensee and OpCo or their Business or assets including, without limitation, their conduct of the Auction and information relating to the terms of the proposed exploitation of any Licence granted to them; or

                (iv) any Shareholder or a member of its Group or their respective businesses or assets.

         (C)    Each Shareholder shall:

                (i) not disclose any such confidential information to any person other than:

                         (a) an Advisory Board Member by it or a member of its Group, or any of its directors or employees or directors or employees of any such member whose duties include the management or monitoring of the business of the Company and who needs to know such information in order to discharge his duties;

                         (b) a member of the Shareholder's Group to whom any Share is to be transferred pursuant to this Agreement;

                         (c) after any Licence has been granted to the Company, to any existing or prospective shareholder of the Shareholder or of any member of its Group provided each other Shareholder has provided its prior written consent to such disclosure;

                         (d) not use any such confidential information other than for the purposes of managing or monitoring its investment in the Company; and

                         (e) procure that any person to whom such confidential information is disclosed by it complies with the restrictions set out in this clause 12 as if such person were a party to this Agreement.

         (D) Notwithstanding the previous provisions of this clause 12, any Shareholder may disclose such confidential information:

                (i) if and to the extent required by law or for the purpose of any judicial proceedings;

                (ii) if and to the extent required by any securities exchange or regulatory or governmental body to which that party or any member of its Group is subject, wherever situated whether or not the requirement for information has the force of law;

                (iii)    to its professional advisers, auditors and bankers;
                         or

                (iv) if and to the extent the information has come into the public domain through no fault of that party.

         (E) The restrictions contained in this clause 12 shall continue to apply to each Shareholder (including any Shareholder who has ceased to hold Shares) for a period of one year.

         (F) No announcement concerning this Agreement, the Licensee's participation in the Auction or any Shareholder's membership in the Company shall be made by any Shareholder without the prior written approval of the Shareholders (such consent, after the grant of a Licence to the Company, not to be unreasonably withheld or delayed) and no announcement shall refer to any Shareholder (or any member of its Connected Group) without the prior written approval of that Shareholder.

         (G) Notwithstanding the previous provisions of this clause 12, any Shareholder may, whenever practicable after consultation with the Advisory Board, make an announcement concerning this agreement or the Licensee's participation in the Auction if:

                (i) required by law or for the purpose of any judicial proceedings;

                (ii) required by the Rulings or the Regulator for any purpose connected with the Auction or the Company's Application; or

                (iii) required by any securities exchange or regulatory or governmental body to which that party or any member of its Group is subject, wherever situated whether or not the requirement has the force of law.


13.      COSTS

         Other than the Costs to be paid pursuant to clause 2.6 each Shareholder shall bear its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and any ancillary agreements. Any notarisation fees shall be borne equally by the Shareholders.

14.      GUARANTEES BY HOLDING COMPANIES OF THE SHAREHOLDERS

         Each Guarantor hereby assumes the joint and several liability (SCHULDBEITRITT) for all obligations of the Guaranteed Shareholder (or any member of the Guaranteed Shareholder's Group to which Shares are transferred).



15.      SHAREHOLDER UNDERTAKING

         Each Shareholder severally undertakes with each other Shareholder that it has and will (where appropriate, for any relevant period stipulated in the Rulings):

         (A) exercise its voting rights and other rights as a member of the Company in order (insofar as it is able to do so through the exercise of such rights) to give full effect to the terms of this Agreement, the Articles of Association and the rights and obligations of the parties as set out in this agreement and the Articles of Association;

         (B) procure that each Advisory Board Member appointed by it from time to time shall (subject to his fiduciary duties to the Company) exercise his voting rights and other powers and authorities in order (insofar as he is able to do so through the exercise of such rights, powers and authorities) to give full effect to the terms of this agreement, the Articles of Association and the rights and obligations of the parties as set out in this agreement and the Articles of Association;

         (C) comply with each of the provisions of this agreement and the Articles of Association applicable to it;

         (D) comply with each of the provisions of the Rulings and applicable German law;

         (E) comply with each of the conditions of any Licence or any other licence material to the Business, the terms of which have been notified to Shareholders, granted to the Company or its Subsidiaries to the extent applicable to it;

         (F) procure, so far as it is able by virtue its holding of Shares and representation on the Advisory Board, that the Company complies with the terms of any Licence or any other licence material to the Business, the terms of which have been notified to Shareholders, granted to the Licensee;

         (G) upon request, promptly provide the Company with all information and assistance necessary for the Company and/or the Licensee to comply with each of the provisions of the Rulings and each of the conditions to any Licence granted to the Licensee;

         (I) promptly comply with all reasonable requests for information by the Company for the purposes of compliance by the Company and/or the Licensee with the conditions of any licence granted to or applied for by the Licensee.

16.      SHAREHOLDER CONTRACTS

         (A) All the transactions between the Company (or its subsidiaries) and the Shareholders (and/or any company belonging to the same group) shall be performed under arm's length basis, assuming that they shall not include or result in any value transfers out of the Company. All those material agreements concluded/to be concluded between the Company (or its subsidiaries) and any Shareholder (and/or any company belonging to the same group) shall be recorded in the Advisory Board.


         (B) Each Shareholder undertakes to each other Shareholder not to exercise any rights of influence and to procure that none of its Advisory Board Member use any Voting Rights so as to participate in implementing any Shareholder Contract which is not on arm's length terms.


 17.     MISCELLANEOUS

         (A) In this Agreement, nothing shall be deemed to constitute a partnership between the Shareholders nor constitute one the agent of another in any manner or for any purpose whatsoever.

         (B) This Agreement shall supersede the Shareholders Agreement dated August 16, 2000, which shall be terminated with immediate effect upon signing of this Agreement.

                In the event of any ambiguity or conflict arising between the terms of this Agreement or the Articles of Association, the terms of this Agreement shall prevail as between the Shareholders to the extent of that ambiguity or conflict. In any case, the Parties agree that this Agreement shall supersede the Letter of Agreement executed among Telefonica Moviles S.A. and Sonera Corp. on October 3rd, 2001. So far as not prohibited by law, each Shareholder undertakes to exercise all voting and consent rights and powers of control available to it in relation to the Company in good faith so as to give full effect to the terms and conditions of this Agreement.

         (C) No Shareholder shall assign or purport to assign or otherwise deal with any of its rights and obligations hereunder, except with the express prior written consent of the other Shareholder

         (D) Subject as set out below, if any provision or provisions of this Agreement shall be found by any court, government body, anti-trust authority or regulatory or administrative body of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability of such provision(s) shall be deemed to be deleted from this Agreement and the remaining provisions shall remain in full force and effect. The Shareholders hereby agree to substitute for any deleted provision(s) a valid and enforceable provision(s) which achieves to the greatest extent possible the economic, legal and commercial objectives of this Agreement. For the avoidance of any doubt, the Shareholders shall not be required by any provision of this Agreement to do (or refrain from doing) any act or thing where so doing (or so refraining) would contravene the provisions of any applicable law or of any applicable regulation issued by any competent authority; and shall not be regarded as having breached this Agreement by reason of not having done (or having refrained from doing) such act or thing. Nothing contained in this Agreement shall require any of the Shareholders to do anything or procure that their Group members do anything that would conflict with any regulatory licence or condition with which that Shareholder or its Group Members must comply.

         (E) The Shareholders shall at their own expense execute all such documents as may reasonably be required for the purpose of giving full effect to this Agreement.

         (F) No failure or delay on the part of any Shareholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No waiver shall be effective unless expressed in writing signed by or on behalf of the Shareholder granting it.

         (G) No variation of this Agreement shall be effective unless made in writing and signed by each of the Shareholders.

         (H) Any and all notices pursuant to this Agreement shall be in writing and signed by (or by some person duly authorised by) the Shareholder giving it and may be served by leaving it at, or sending it by registered post, air mail or facsimile (confirmed by registered post or air mail) or by hand to the address of the relevant recipient Shareholder set out below (or as otherwise notified from time to time hereunder). Any notice so served by facsimile or by hand shall be deemed to have been received on the next working day after the notice has, respectively, been transmitted or received. Any notice so served by registered or air mail shall be deemed to have been received 3 working days after the notice has been posted. The addresses of the Shareholders for the above purpose are as follows:


                TICSA
                Goya, no 24 28
                Madrid
                Spain
                For the attention of: Mr. Fernando Panizo/Mrs. Nuria Aparicio
                                      Bueno
                Fax no: 34 91 4234122

                SONERA
                Teollisuuskatu 15
                Helsinki
                Finland

                For the attention of: Ms. Nina Siitari
                Fax no: 358 204054428

         (I) This Agreement (together with its Schedules and the documents to be executed or adopted pursuant to it) constitutes the entire and only agreement between the Shareholders in relation to the subject matter and replaces and extinguishes all prior agreements, undertakings, arrangements, understandings or statements of any nature made by the Shareholders whether oral or written (and, if written, whether or not in draft form) with respect to such subject matter. Each of the Shareholders acknowledges that it is not relying on any statements, warranties or representations given or made by any of them in relation to the subject matter of this Agreement, save those expressly set out in this Agreement, and that it shall have no rights or remedies with respect to such subject matter otherwise than under this Agreement (and the documents executed at the same time as it or referred to in it) save to the extent that they arise out of the fraud or fraudulent misrepresentation of any Shareholder.

18.      DEADLOCK RESOLUTION MECHANISM

         (A) If a proposal is made in respect of one of the matters contained in Clause 3.2 (D) herein (Reserved Matters), any Shareholder may give written notice to the other that it regards a deadlock situation as having arisen ("DEADLOCK NOTICE"). Only one Deadlock Notice may be served in respect of any one proposal.

         (B) Within seven days of the date of service of a Deadlock Notice, each Shareholder shall each prepare and send to the others a memorandum stating its understanding of the disagreement, its position in relation to the disagreement, its reasons for taking that position and any proposals for resolving the disagreement.

         (C) If within fourteen days from the date of service of a Deadlock Notice the Shareholders shall have failed to resolve the disagreement, the respective chief executive officers of each Ultimate Parent Company shall be provided with copies of all such memoranda and shall as soon as reasonably practicable meet to discuss the disagreement and use all reasonable endeavours to resolve it.

         (D) If a deadlock relating to any proposal made in respect of one of the Reserved Matters is not resolved after applying the above procedure, the Party submitting the proposal shall be entitled to withdraw such a proposal or to ask for an arbitration procedure as regulated in Clause 19 below.

19.      ARBITRATION

         All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce ("ICC RULES"), as in effect from time to time, by three arbitrators in accordance with the ICC Rules. The place of arbitration shall be Berlin. The arbitration proceedings shall be held in the English language provided that no party shall be under any obligation to produce translations of documents prepared in the German language. If there are more than three parties involved in the arbitration, the Court (as defined in the ICC Rules) shall appoint all three arbitrators, to the extent that the parties do not jointly nominate one or more arbitrators within 30 days from the date when the Claimant's

         Request for Arbitration (as defined in the ICC Rules) has been communicated to the other parties. The chairman of the arbitral tribunal must be eligible for the office of a judge in the Federal Republic of Germany. This arbitration clause does not affect each party's right to seek injunctions or other temporary relief before the competent state courts.

 20.     CHOICE OF LAW

         This agreement is to be governed by and construed in accordance with German law.

IN WITNESS whereof the Parties or their authorised representatives have set their hands the day and year first above written.





Signed by Mr. Luis Lada Diaz
(Executive President)

for and on behalf of
TELEFONICA MOVILES
INTERCONTINENTAL S.A.





Signed by Mr. Harry Koponen
for and on behalf of
SONERA 3G HOLDING BV and
SONERA CORPORATION.




Signed by Mr. Kim Ignatius
for and on behalf of
SONERA 3G HOLDING BV and
SONERA CORPORATION.

                                                          Shareholders Agreement
                                                                         Page 29

SCHEDULES


SCHEDULE1
(PARTA)
DETAILS OF SHAREHOLDERS

                                                                                                 (vii)
(i)                                  (ii)                             (iii)                      PERCENTAGE
NAME OF SHAREHOLDER                  REGISTERED OFFICE AND NUMBER     FACSIMILE NO.              INTEREST
-------------------                  ----------------------------     -------------              ----------
Telefonica                Moviles    Goya 24,                         (00) 34 91 4234122         57.2%
Intercontinental               SA    Madrid
("TICSA")                            Spain
Sonera 3G                            Rivium Quadrant 58,              (00)  358 20 40 63         42.8%
Holding B.V.                         2909 LC                          570
("SONERA ")                          Capelle aan den Ijssel
                                     The Netherlands

SCHEDULE1
(PARTB)
DETAILS OF GUARANTORS

(i)                         (II)                             (iii)              (iv)               (V)
NAME OF GUARANTOR           REGISTERED OFFICE AND NUMBER     FACSIMILE NO.      E-MAIL ADDRESS     GUARANTEED SHAREHOLDER
-----------------           ----------------------------     -------------      --------------     ----------------------
Sonera Corporation Ltd.     Teollisuuskatu 15                +358 204063570                        Sonera 3G Holding BV
("SONERA CORP")             Helsinki,
                            Finland

SCHEDULE2

FAIR MARKET VALUE

         (A) The "FAIR MARKET VALUE" of any Shares, other than where the Shareholders agree the Fair Market Value, shall be determined as follows:

                  (i) the Fair Market Value of any Shares shall be the fair market value of those Shares (without implying any discount for lack of control) [or, in the case of the clause 5.3(A), of the Shares to be issued were they to be issued to a third party subscriber], determined on the basis of a sale between a willing seller and a willing buyer on the assumption that the business of the Company is and will remain for the foreseeable future a going concern;

                  (ii) subject as provided below, shall be such price as is the mean average of the prices certified in reasoned certificates (each a "VALUATION CERTIFICATE") provided by two international investment banks (each an "EXPERT BANK"), one Expert Bank to be appointed by the proposed transferor ("FIRST EXPERT BANK") and one Expert Bank to be appointed by the proposed transferee ("SECOND EXPERT BANK"), Provided That the higher of the prices so certified by the Expert Banks is within 10% of the lower of the prices so certified by the Expert Banks. In the case that the transferor doesn't comply (in time and form) with the appointment of its Expert Bank as required above, the Value shall be determined only by the transferee's Expert Bank.

                  (iii) where the higher of the prices so certified by the Expert Banks is not within 10% of the lower of the prices so certified by the Expert Banks, the Expert Banks shall agree upon a third international investment bank ("THIRD EXPERT BANK" which shall also be deemed to be an Expert Bank for the remaining provisions of this Schedule) and the price certified by the Third Expert Bank in a Valuation Certificate shall be conclusive and binding on the Shareholders provided that such price is within the prices certified by the First Expert Bank and the Second Expert Bank.

                  (iv) each Expert Bank shall be instructed to issue their Valuation Certificates as soon as possible and in any event within 20 Business Days of its appointment;

                  (v) the appointing Shareholders agree that they will not unreasonably delay appointing the relevant Expert Banks and that, in the event of unreasonable delay by any Shareholder, the relevant Expert Bank may be appointed by the Company (and in this respect the delaying Shareholder shall not be entitled to exercise any of its voting rights);

                  (vi) the Expert Banks shall act as experts and not as arbitrators for all purposes under this clause (A) (Fair Market Value);

                  (vii) the fees of the First Expert Bank and the Second Expert Bank shall be borne by the Shareholder(s) obliged to appoint them, except where the determination of the Fair Market Value is consequent upon a change of control of one Shareholder in which case the Shareholder subject to the change of control shall bear the fees of both Expert Banks;

         (B) the fees of the Third Expert Bank shall be borne equally by the proposed transferor, on the one hand, and the proposed transferees, on the other hand, except where the determination of the Fair Market Value is consequent upon a change of control of one Shareholder in which case the Shareholder subject to the change of control shall bear the fees of the Third Expert Bank.